Exhibit 99.1

Compass Diversified Holdings	Investor Relations and Media Contacts:
James J. Bottiglieri	The IGB Group
Chief Financial Officer	Leon Berman / Michael Cimini
203.221.1703	212.477.8438 / 212.477.8261
jim@compassequity.com	lberman@igbir.com / mcimini@igbir.com
Compass Diversified Holdings Declares Third Quarter 2010
Distribution of $0.34 Per Share
Westport, Conn., October 7, 2010 — Compass Diversified Holdings (Nasdaq GS: CODI) (“CODI” or the “Company”), an owner of leading middle market businesses, announced today that its Board of Directors has declared a quarterly cash distribution of $0.34 per share. The distribution for the three months ended September 30, 2010 is payable on October 29, 2010 to all holders of record as of October 22, 2010.
Joe Massoud, CEO of Compass Diversified Holdings, commented, “We are pleased to declare our third quarter distribution of $0.34 per share. We have now declared a distribution each quarter since our IPO in May of 2006 and, including this quarter, will have cumulatively distributed $5.6552 per share to our shareholders.”
About Compass Diversified Holdings (“CODI”)
Compass Diversified Holdings (“CODI”) owns and manages a diverse family of established North American middle market businesses. Each of its eight subsidiaries is a leader in their niche market.
CODI maintains controlling ownership interests in each of its subsidiaries in order to maximize its ability to impact long term cash flow generation and value. The Company provides both debt and equity capital for its subsidiaries, contributing to their financial and operating flexibility. CODI utilizes the cash flows generated by its subsidiaries to invest in the long-term growth of the Company and to make cash distributions to its owners.
Our subsidiaries are engaged in the following lines of business:
•	The manufacture of quick-turn, prototype and production rigid printed circuit boards (Advanced Circuits, www.advancedcircuits.com);

•	The design and manufacture of promotionally priced upholstered furniture (American Furniture Manufacturing, www.americanfurn.net);

•	The design and manufacture of medical therapeutic support surfaces and other wound treatment devices (Anodyne Medical Device, also doing business and known as Tridien Medical, www.anodynemedicaldevice.com);

•	The design and marketing of wearable baby carriers and related products (ERGObaby, www.ergobabycarriers.com);

•	The design, manufacture and marketing of premium suspension products for mountain bikes and powered off-road vehicles (Fox Racing Shox, www.foxracingshox.com);

•	The design, sourcing and fulfillment of logo based promotional products (Halo Lee Wayne, www.haloleewayne.com);

•	The design and manufacture of premium home and gun safes (Liberty Safe, www.libertysafe.com); and

•	The provision of temporary staffing services, operating approximately 300 locations in 29 states (Staffmark, www.staffmark.com).
To find out more about Compass Diversified Holdings, please visit www.compassdiversifiedholdings.com.
This press release may contain certain forward-looking statements, including statements with regard to the future performance of the Company. Words such as “believes,” “expects,” “projects,” and “future” or similar expressions, are intended to identify forward-looking statements. These forward-looking statements are subject to the inherent uncertainties in predicting future results and conditions. Certain factors could cause actual results to differ materially from those projected in these forward-looking statements, and some of these factors are enumerated in the risk factor discussion in the Form 10-K filed by CODI with the Securities and Exchange Commission for the year ended December 31, 2009 and other filings with the Securities and Exchange Commission. CODI undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.
A copy of this press release, and of past press releases, is available on Compass Diversified Holdings’ website located at www.compassdiversifiedholdings.com.
###